   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 1998
                                                     REGISTRATION NO. 333-51653
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 6 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                          KNIGHT/TRIMARK GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
       DELAWARE                      6211                  52-2096335
   (STATE OR OTHER            (PRIMARY STANDARD         (I.R.S. EMPLOYER
     JURISDICTION         INDUSTRIAL CLASSIFICATION   DENTIFICATION NUMBER)
  OFINCORPORATION OR             CODE NUMBER)
    ORGANIZATION)

                          NEWPORT TOWER, 29TH FLOOR
                           525 WASHINGTON BOULEVARD
                        JERSEY CITY, NEW JERSEY 07310
                                (201) 222-9400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                           MICHAEL T. DORSEY, ESQ.
                  SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          KNIGHT/TRIMARK GROUP, INC.
                          NEWPORT TOWER, 29TH FLOOR
                           525 WASHINGTON BOULEVARD
                        JERSEY CITY, NEW JERSEY 07310
                                (201) 222-9400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
        MATTHEW J. MALLOW, ESQ.                  ALEXANDER D. LYNCH, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP           BABAK YAGHMAIE, ESQ.
            919 THIRD AVENUE                 BROBECK, PHLEGER & HARRISON LLP
        NEW YORK, NEW YORK 10022                1633 BROADWAY, 47TH FLOOR
             (212) 735-3000                      NEW YORK, NEW YORK 10019
                                                      (212) 581-1600

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses of the offering are estimated to be as follows:

      Securities and Exchange Commission registration fee........... $   54,280
      NASD filing fee...............................................     18,900
      NASDAQ listing fee............................................     90,000
      Legal fees and expenses.......................................    400,000
      Accounting fees and expenses..................................    400,000
      Blue Sky fees and expenses (including legal fees).............     10,000
      Printing expenses.............................................    200,000
      Transfer Agent fees...........................................     25,000
      Miscellaneous.................................................    301,820
                                                                     ----------
        TOTAL....................................................... $1,500,000
                                                                     ==========

     --------
     * To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

  Article 7 of the Company's Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article 7 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On March 27, 1995, Roundtable Partners, L.L.C. (the "LLC") sold an aggregate of 304,407 common units of the LLC ("Common Units") to 22 investors, at a price of $10 per unit, for an aggregate purchase price of $3,044,070. The LLC also sold an aggregate of 1,095,864 Series A preferred units of the LLC ("Series A Preferred Units") to 18 investors, at a price of $10 per unit, for an aggregate purchase price of $10,958,640. In addition, on such date, the LLC sold an aggregate of 1,500,000 Series B preferred units of the LLC to Trimark Securities, Inc., at a price of $10 per unit, for an aggregate purchase price of $15,000,000.

  On June 28, 1995, the LLC sold an aggregate of 23,331 Common Units to 5 investors, at a price of $10 per unit, for an aggregate purchase price of $233,310. The LLC also sold an aggregate of 83,992 Series A Preferred Units to a single investor, at a price of $10 per unit, for an aggregate purchase price of $839,920.

  On July 26, 1995, the LLC sold an aggregate of 33,574 Common Units to 8 investors, at a price of $10 per unit, for an aggregate purchase price of $335,740. The LLC also sold an aggregate of 120,866 Series A Preferred Units to 4 investors, at a price of $10 per unit, for an aggregate purchase price of $1,208,660.

  On October 25, 1995, the LLC sold an aggregate of 7,167 Common Units to 6 investors, at a price of $10 per unit, for an aggregate purchase price of $71,670. The LLC also sold an aggregate of 25,800 Series A Preferred Units to 2 investors, at a price of $10 per unit, for an aggregate purchase price of $258,000.

  On November 29, 1995, the LLC sold an aggregate of 1,190 Common Units, at a price of $10 per unit, for an aggregate purchase price of $11,900. The LLC also sold an aggregate of 4,284 Series A Preferred Units, at a price of $10 per unit, for an aggregate purchase price of $42,840.

  On December 27 1995, the LLC sold an aggregate of 2,979 Common Units to 6 investors, at a purchase price of $10 per unit, for an aggregate purchase price of $29,790. The LLC also sold an aggregate of 10,724 Series A Preferred Units to 2 investors, at a price of $10 per unit, for an aggregate purchase price of $107,240.

  On January 1, 1996, the LLC sold an aggregate of 120,849 Common Units to 5 investors, at a price of $10 per unit, for an aggregate purchase price of $1,208,490. The LLC also sold an aggregate of 435,056 Series A Preferred Units to a single investor, at a price of $10 per unit, for an aggregate purchase price of $4,350,560.

  On January 24, 1996, the LLC sold an aggregate of 1,699 Common Units to 5 investors, at a price of $10 per unit, for an aggregate purchase price of $16,990. The LLC also sold an aggregate of 6,116 Series A Preferred Units to a single investor, at a price of $10 per unit, for an aggregate purchase price of $61,160.

  On February 21, 1996, the LLC sold an aggregate of 1,783 Common Units to 5 investors, at a price of $10 per unit, for an aggregate purchase price of $17,830. The LLC also sold an aggregate of 6,418 Series A Preferred Units to a single investor, at a price of $10 per unit, for an aggregate purchase price of $64,180.

  On March 27, 1996, the LLC sold an aggregate of 1,190 Common Units to 6 investors, at a price of $10 per unit, for an aggregate purchase price of $11,900. The LLC sold an aggregate of 4,284 Series A Preferred Units to 2 investors, at a price of $10 per unit, for an aggregate purchase price of $42,840.

  On April 24, 1996, the LLC sold an aggregate of 4,189 Common Units to 5 investors, at a price of $10 per unit, for an aggregate purchase price of $41,890. The LLC also sold an aggregate of 15,080 Series A Preferred Units to a single investor, at a price of $10 per unit, for an aggregate purchase price of $150,800.

  On May 29, 1996, the LLC sold an aggregate of 60,160 Common Units to 7 investors, at a price of $10 per unit, for an aggregate purchase price of $601,600. The LLC also sold an aggregate of 216,575 Series A Preferred Units to 3 investors, at a price of $10 per unit, for an aggregate purchase price of $2,165,750.

  On June 26, 1996, the LLC sold an aggregate of 29,809 Common Units to 10 investors, at a price of $10 per unit, for an aggregate purchase price of $298,090. The LLC also sold an aggregate of 107,312 Series A Preferred Units to 6 investors, at a price of $10 per unit, for an aggregate purchase price of $1,073,120.

  On July 24, 1996, the LLC sold an aggregate of 12,001 Common Units to 7 investors, at a price of $10 per unit, for an aggregate purchase price of $120,010. The LLC also sold an aggregate of 43,203 Series A Preferred Units to 3 investors, at a price of $10 per unit, for an aggregate purchase price of $432,030.

  On October 1, 1996, the LLC sold an aggregate of 133,769 Common Units to 12 investors, at a price of $10 per unit, for an aggregate purchase price of $1,337,690. The LLC also sold an aggregate of 481,568 Series A Preferred Units to 8 investors, at a price of $10 per unit, for an aggregate purchase price of $4,815,680.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits+:

     +1.1  Form of Underwriting Agreement.
     +3.1  Form of Amended and Restated Certificate of Incorporation of the
           Registrant.
     +3.2  Form of Amended and Restated By-laws of the Registrant.
     +4.1  Specimen Common Stock certificate.
     +4.2  Form of Registration Rights Agreement.
     +5.1  Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
   ++10.1  Clearing Agreement between Knight Securities, L.P. and Correspondent
            Services Corporation, dated April 23, 1997.
   ++10.2  Clearing Agreement between Trimark Securities, L.P. and National
            Investor Service Corporation, dated June 29, 1997.
    +10.3  Lease Agreement between Newport L.P.-I, Inc. and Knight Securities,
            L.P. dated December 6, 1994 (the "Knight Lease Agreement") for office space situated in Newport Office Tower, 525 Washington
            Boulevard, Jersey City, New Jersey 07310.
    +10.4  Amendment to the Knight Lease Agreement, dated May 28, 1996.
    +10.5  Second Amendment to the Knight Lease Agreement, dated September 30,
            1997.
    +10.6  Third Amendment to the Knight Lease Agreement, dated March 18, 1998.
    +10.7  Lease Agreement between Nestle USA, Inc. and Trimark Securities
            L.P., dated March 20, 1996, for the office space situated at 100
            Manhattanville Road, Purchase, New York 10577.
    +10.8  License Agreement between Automated Securities Clearance, Ltd. and
            Knight Securities, L.P., dated April 5th, 1995.
    +10.9  Master Program Product License Agreement between TCAM Systems, Inc.
            and Trimark Securities, Inc. dated May 1, 1990.
    +10.10 Form of Employment Agreement between the Registrant and Kenneth
            Pasternak.
    +10.11 Form of Employment Agreement between the Registrant and Walter
            Raquet.
    +10.12 Form of Employment Agreement between the Registrant and Steven
            Steinman.
    +10.13 Form of Employment Agreement between the Registrant and Robert
            Lazarowitz.
    +10.14 Form of Employment Agreement between the Registrant and Anthony
            Sanfilippo.
    +10.15 Form of Registrant's 1998 Stock Option and Award Plan.
    +10.16 Form of Registrant's 1998 Nonemployee Director Stock Option Plan.
    +10.17 Form of Registrant's Management Incentive Performance Plan.
    +10.18 Loan Agreement between PaineWebber Capital Inc. and Roundtable
            Partners, L.L.C. dated June 19, 1998.
    *10.19 Form of Contribution Agreement.
    +21.1  Subsidiaries of the Registrant.
    *23.1  Consent of Price Waterhouse LLP.
    +23.2  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
           Exhibit 5.1 hereto).
    +24.1  Powers of Attorney.
    +27    Financial Data Schedule.

--------
 *  Filed herewith.
 +  Previously filed.
++ Confidential treatment has been requested for portions of this exhibit. The copy previously filed omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

  (b) Consolidated Financial Statement Schedules

  All schedules are omitted because the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JERSEY CITY, STATE OF NEW JERSEY, ON THE 6TH DAY OF JULY, 1998.

                                          Knight/Trimark Group, Inc.

                                                   /s/ Walter F. Raquet
                                          By: _________________________________
                                                     WALTER F. RAQUET
                                                       Director and
                                                 Executive Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

                  *                    Director, President      June 24, 1998
-------------------------------------   and Chief Executive
       (KENNETH D. PASTERNAK)           Officer

                  *                    Director, President
-------------------------------------   and Chief Executive      July 6, 1998
       (KENNETH D. PASTERNAK)           Officer

                  *                    Director, Executive
-------------------------------------   Vice President and       July 6, 1998
         (ROBERT I. TURNER)             Chief Financial
                                        Officer (principal
                                        financial and
                                        accounting officer)

                  *                    Director and
-------------------------------------   Chairman of the          July 6, 1998
        (STEVEN L. STEINMAN)            Board

                  *                    Director and
-------------------------------------   Executive Vice           July 6, 1998
         (WALTER F. RAQUET)             President

                  *                    Director and
-------------------------------------   Executive Vice           July 6, 1998
       (ROBERT M. LAZAROWITZ)           President

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----
                 *                    Director and
------------------------------------   Executive Vice          July 6, 1998
      (ANTHONY M. SANFILIPPO)          President

                 *                    Director
------------------------------------                           July 6, 1998
         (MARTIN AVERBUCH)

                 *                    Director
------------------------------------                           July 6, 1998
        (CHARLES V. DOHERTY)

                 *                    Director
------------------------------------                           July 6, 1998
           (GENE L. FINN)

                 *                    Director
------------------------------------                           July 6, 1998
         (GARY R. GRIFFITH)

                 *                    Director
------------------------------------                           July 6, 1998
         (BRUCE R. MCMAKEN)

                                      Director
------------------------------------                           July 6, 1998
         (J. JOE RICKETTS)

                 *                    Director
------------------------------------                           July 6, 1998
         (RODGER O. RINEY)



                                      Director                 July 6, 1998
------------------------------------
          (V. ERIC ROACH)



                                      Director                 July 6, 1998
------------------------------------
        (CHARLES A. ZABATTA)

        /s/ Walter F. Raquet
*By: _______________________________
          ATTORNEY IN FACT

                              INDEX TO EXHIBITS+

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
   +1.1  Form of Underwriting Agreement.
   +3.1  Form of Amended and Restated Certificate of Incorporation of
         the Registrant.
   +3.2  Form of Amended and Restated By-laws of the Registrant.
   +4.1  Specimen Common Stock certificate.
   +4.2  Form of Registration Rights Agreement.
   +5.1  Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
 ++10.1  Clearing Agreement between Knight Securities, L.P. and
          Correspondent Services Corporation, dated April 23, 1997.
 ++10.2  Clearing Agreement between Trimark Securities, L.P. and
          National Investor Service Corporation, dated June 29, 1997.
  +10.3  Lease Agreement between Newport L.P.-I, Inc. and Knight
          Securities, L.P. dated December 6, 1994 (the "Knight Lease
          Agreement") for office space situated in Newport Office Tower,
          525 Washington Boulevard, Jersey City, New Jersey 07310.
  +10.4  Amendment to the Knight Lease Agreement, dated May 28, 1996.
  +10.5  Second Amendment to the Knight Lease Agreement, dated September
          30, 1997.
  +10.6  Third Amendment to the Knight Lease Agreement, dated March 18,
          1998.
  +10.7  Lease Agreement between Nestle USA, Inc. and Trimark Securities
          L.P., dated March 20, 1996, for the office space situated at
          100 Manhattanville Road, Purchase, New York 10577.
  +10.8  License Agreement between Automated Securities Clearance Ltd.
          and Knight Securities, L.P., dated April 5th, 1995.
  +10.9  Master Program Product License Agreement between TCAM Systems,
          Inc. and Trimark Securities, Inc. dated May 1, 1990.
  +10.10 Form of Employment Agreement between the Registrant and Kenneth
          Pasternak.
  +10.11 Form of Employment Agreement between the Registrant and Walter
          Raquet.
  +10.12 Form of Employment Agreement between the Registrant and Steven
          Steinman.
  +10.13 Form of Employment Agreement between the Registrant and Robert
          Lazarowitz.
  +10.14 Form of Employment Agreement between the Registrant and Anthony
          Sanfilippo.
  +10.15 Form of Registrant's 1998 Long Term Incentive Plan.
  +10.16 Form of Registrant's 1998 Nonemployee Director Stock Option
          Plan.
  +10.17 Form of Registrant's Management Incentive Performance Plan.
  +10.18 Loan Agreement between PaineWebber Capital Inc. and Roundtable
          Partners, L.L.C. dated June 19, 1998.
  *10.19 Form of Contribution Agreement.
  +21.1  Subsidiaries of the Registrant.
  *23.1  Consent of Price Waterhouse LLP.
  +23.2  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 hereto).
  +24.1  Powers of Attorney.
  +27.   Financial Data Schedule.

--------
*  Filed herewith.
+  Previously filed.
++ Confidential treatment has been requested for portions of this exhibit. The copy previously filed omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.